UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TECHNOLOGY SOLUTIONS COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3584201
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

55 E. Monroe Street, Suite 2600, Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)
Charter Inducement Option Grants
2006 Employment Inducement Award Plan
(Full Title of the Plan)
Philip J. Downey, Esq.
Vice President – General Counsel & Corporate Secretary
Technology Solutions Company
55 E. Monroe Street, Suite 2600
Chicago, Illinois 60603
(312) 228-4500
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered (1)(2)	per share	price	registration fee
Charter Inducement Option Grants:
Common Stock, par value $0.01 per share	170,000	$7.50 (3)	$1,275,000 (3)	$301	(3)
2006 Employment Inducement Award Plan:
Common Stock, par value $0.01 per share	375,000	$7.50 (3)	$2,812,500 (3)	$137	(3)
TOTAL	545,000		$4,087,500	$438

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Charter Inducement Option Grants or the 2006 Employment Inducement Award Plan by reason of any stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution.

(2)	Includes Preferred Stock Purchase Rights, which are attached to and trade with the shares of Common Stock being registered hereby until a triggering event. No additional offering price attaches to these rights.

(3)	Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant’s Common Stock on November 10, 2006, on the Nasdaq Stock Market. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

Part I
Information Required in a Section 10(a) Prospectus
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*
     This Registrations Statement on Form S-8 is being filed by the Company to register:
•	170,000 shares of Common Stock of the Company, which may be acquired upon the exercise of inducement options granted to certain senior employees of Charter Consulting, Inc. (the “Charter Inducement Option Grants”) as an inducement to accept employment with the Company, following the Company’s acquisition of the management consulting business of Charter Consulting, Inc.; and

•	375,000 shares of Common Stock of the Company, which may be acquired upon the exercise of Awards granted under the Company’s 2006 Employment Inducement Award Plan to certain individuals as an inducement to accept employment with the Company.

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
Part II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Company (Commission file number 0-19433) are incorporated herein by reference:
(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 23, 2006;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 15, 2006;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the Commission on August 14, 2006;

(d)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Commission on November 13, 2006;

(e)	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year for which audited financial statements of the Company have been filed:
(i)	Current Report on Form 8-K dated February 16, 2006, filed with the Commission on February 16, 2006;

(ii)	Current Report on Form 8-K dated February 21, 2006, filed with the Commission on March 1, 2006;

(iii)	Current Report on Form 8-K dated March 1, 2006, filed with the Commission on March 2, 2006;

(iv)	Current Report on Form 8-K dated March 15, 2006, filed with the Commission on March 16, 2006;

(v)	Current Report on Form 8-K dated April 3, 2006, filed with the Commission on April 4, 2006;

(vi)	Current Report on Form 8-K dated May 11, 2006, filed with the Commission on May 11, 2006;

(vii)	Current Report on Form 8-K dated August 14, 2006, filed with the Commission on August 14, 2006; and

(viii)	Current Report on Form 8-K dated November 9, 2006, filed with the Commission on November 9, 2006.
(f)	the description of the common stock of the Company contained in the Company’s Registration Statement on Form 8-A filed with the Commission on July 29, 1991 and the description of the Rights contained in the Company’s Registration Statement on Form 8-A/A No. 2 filed with the Commission on April 29, 2002, in each case including any amendments or reports filed for the purpose of updating such description.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The legality of the securities being registered hereby has been passed on by Phillip J. Downey, Esq., an employee of the Company and its Vice President, General Counsel. Mr. Downey owns shares of the Company’s common stock and options to purchase shares of the Company’s common stock aggregating less than 0.5% of the Company’s outstanding shares of common stock.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
     In accordance with the DGCL, the Company’s restated certificate of incorporation contains a provision limiting the personal liability of its directors for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or any amendment thereto or successor provision thereto or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
     The Company’s restated certificate of incorporation provides for indemnification of its officers and directors to the fullest extent permitted by applicable law. The Company’s by-laws provide that it will indemnify an officer or director of the Company or any person serving as a director, officer, employee or agent of another entity at the Company’s request for expenses, liabilities and losses incurred in connection with any action, suit or proceeding to which such person is a party or threatened to be made a party by reason of such service, except that the Company will not indemnify any person in connection with a proceeding initiated by such person unless such proceeding was authorized by the Company’s board of directors. The by-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the restated certificate of incorporation, by-laws, agreements, vote of stockholders or disinterested directors or otherwise. The by-laws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the by-laws permit such indemnification.
     The Company maintains directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where the Company cannot directly provide indemnification under the DGCL.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated herein by reference:

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of Technology Solutions Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, file no. 0-19433, is hereby incorporated by reference.

4.2	By-Laws of the Company, as amended, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, file no. 0-19433, is hereby incorporated by reference.

4.3	Rights Agreement with ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated October 29, 1998, file no. 0-19433, is hereby incorporated by reference.

4.4	First Amendment to Rights Agreement with ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, file no. 0-19433, is hereby incorporated by reference.

4.5	Second Amendment to Rights Agreement with Mellon Investor Services LLC, a New Jersey limited liability company (successor to ChaseMellon Shareholder Services, L.L.C.), filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated April 26, 2002, file no. 0-19433, is hereby incorporated by reference.

4.6	Form of Charter Inducement Option Grants.

4.7	2006 Employment Inducement Award Plan.

5.1	Opinion of the Company’s General Counsel as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Company’s General Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (for directors and officers).
Item 9. Undertakings.
     (a) The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the Company is relying on Rule 430B:
     (A) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the Company statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(I)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first sue, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.
     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 14th day of November, 2006.

TECHNOLOGY SOLUTIONS COMPANY

By: Name:	/s/ SANDOR GROSZ Sandor Grosz
Title:	Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

*		Chairman, Chief Executive Officer and Director	November 14, 2006

Carl F. Dill, Jr.

/s/ SANDOR GROSZ		Chief Financial Officer and Principal Accounting Officer	November 14, 2006

Sandor Grosz

*		Director	November 14, 2006

Raymond P. Caldiero

*		Director	November 14, 2006

Paula Kruger

*		Director	November 14, 2006

Gerald Luterman

*		Director	November 14, 2006

John R. Purcell

* By:	/s/ PHILIP J. DOWNEY Philip J. Downey	, Attorney-in-Fact	November 14, 2006

EXHIBIT INDEX
     The following exhibits are filed herewith or incorporated herein by reference:

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of Technology Solutions Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, file no. 0-19433, is hereby incorporated by reference.

4.2	By-Laws of the Company, as amended, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, file no. 0-19433, is hereby incorporated by reference.

4.3	Rights Agreement with ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated October 29, 1998, file no. 0-19433, is hereby incorporated by reference.

4.4	First Amendment to Rights Agreement with ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, file no. 0-19433, is hereby incorporated by reference.

4.5	Second Amendment to Rights Agreement with Mellon Investor Services LLC, a New Jersey limited liability company (successor to ChaseMellon Shareholder Services, L.L.C.), filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated April 26, 2002, file no. 0-19433, is hereby incorporated by reference.

4.6	Form of Charter Inducement Option Grants.

4.7	2006 Employment Inducement Award Plan.

5.1	Opinion of the Company’s General Counsel as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Company’s General Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (for directors and officers).